Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements (Form S-8 Nos. 333-126990 and 333-98939) pertaining to the DURECT Corporation 2000 Directors’ Stock Option Plan,
(2)
Registration Statements (Form S-8 Nos. 333-166700, 333-161025, 333-152968, 333-124701, 333-86110, 333-47400 and 333-61224) pertaining to the DURECT Corporation 2000 Employee Stock Purchase Plan and the DURECT Corporation 2000 Stock Plan,
(3)
Registration Statements (Form S-8 Nos. 333-266590, 333-212842, 333-197980, 333-176113, 333-120405, 333-108390 and 333-226524 and 333-283231) pertaining to the DURECT Corporation 2000 Stock Plan,
(4)
Registration Statements (Form S-8 No. 333-273879, 333-240326, 333-219832, 333-206084 and 333-170349) pertaining to the DURECT Corporation 2000 Employee Stock Purchase Plan, and
(5)
Registration Statements (Form S-3 Nos. 333-108398, 333-108396, 333-226518, 333-258333, and 333-281550) of DURECT Corporation,

of our report dated March 28, 2024 (except for Note 11, as to which the date is March 27, 2025), with respect to the financial statements of DURECT Corporation included in this Annual Report (Form 10-K) of DURECT Corporation for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Francisco, California

March 27, 2025